EXHIBIT 32


                                  CERTIFICATION

The undersigned officers of Motient Corporation, a Delaware corporation (the "Company"), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

        o the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and


        o the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                         /s/ Robert Brumley
                                         ------------------
                                         Robert Brumley
                                         President, Chief Executive Officer
                                         (Principal Executive Officer)
                                         April 27, 2007

                                         /s/ Neil Hazard
                                         ---------------
                                         Neil Hazard
                                         Executive Vice President, Chief
                                         Financial Officer
                                         (Principal Financial Officer)
                                         April 27, 2007


A signed original of this written statement required by Section 906 has been provided to Motient Corporation and will be retained by Motient Corporation and furnished to the Securities and Exchange Commission or its staff upon request.